SCHEDULE 14A

[ 40,151]  Information Required by Proxy Statement
	Reg.  240.14a-101.


SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934
(Amendment No.    )

Filed by the Registrant  [   ]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[    ]	Preliminary Proxy Statement
[    ]	Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[    ]	Definitive Additional Materials
[    ]	Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

	                                                         THE BERWYN
FUND, INC.
(Name of Registrant as Specified In Its Charter)

                                                               KEVIN
M.
RYAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x ]	No fee required.
[    ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.
	1)	Title of each class of securities to which transaction applies:

	_________________________________________________________________
_____________

	2)	Aggregate number of securities to which transaction applies:

	_________________________________________________________________
_____________

	3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	_________________________________________________________________
_____________

	4)	Proposed maximum aggregate value of transaction:
	_________________________________________________________________
________________

	5)	Total fee paid:
	_________________________________________________________________
________________

[    ]	Fee paid previously with preliminary materials.
[    ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	_________________________________________________________________
________________

	2)	Form, Schedule or Registration Statement No.:



THE BERWYN FUND, INC.

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS



Robert E. Killen and Kevin M. Ryan, or either of them, with power of substitution, are hereby authorized as proxies to represent, and to vote the shares of common stock (the "Shares") of The Berwyn Fund, Inc., owned by the undersigned shareholder(s) at the Annual Meeting of Shareholders of the Fund, to be held at 10:00 a.m., Friday, March 27, 1998 at 1199 Lancaster Avenue, Berwyn, Pennsylvania, and at any adjournment thereof. The proxies are to vote the Shares of the undersigned as instructed below and in accordance with their judgment on all other matters which may properly come before the meeting. If no specification is made, this proxy shall be voted in favor of each listed proposal (including each nominee for Director).


The Board of Directors recommends voting for Proposals 1, 2, and 3.

1.	Election of Directors:

Nominees: Robert E. Killen, Anthony N. Carrelli, Denis P. Conlon, Kevin M. Ryan, and
		 William H. Vonier.

	For All Nominees____        Withhold All Nominees____
Withhold Those Listed Below____

	Instruction: To withhold authority to vote for any individual nominee, please print his name below:

2.	Annual continuation of contract for Investment Advisory Agreement:
		Approve____     Disapprove____     Abstains

3.	Ratification of Price Waterhouse, LLP as independent accountants:
		For____     Against____     Abstain____


Please sign and date this proxy and return it promptly in the enclosed envelope.


_____________________________________
	Dated____________________, 1998

_____________________________________
	Dated____________________, 1998
Joint Tenant (if any)

Please check here               if planning to attend the Annual
Meeting of Shareholders.

Please check here               if you have comments and use back of
form.



YOUR VOTE IS IMPORTANT


THE BERWYN FUND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MARCH 27, 1998

BERWYN, PENNSYLVANIA



NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of The Berwyn Fund, Inc. (the "Fund"), a registered investment company, will be held at the executive offices of The Killen Group, Inc., 1199 Lancaster Avenue, Berwyn, Pennsylvania, on Friday, March 27, 1998 at 10:00 a.m., for the following purposes:

	1.	To elect 5 Directors to serve until the next annual
meeting of shareholders and until their successors are elected;

	2.	To consider and approve the Investment Advisory Agreement
between the Fund and The Killen Group, Inc. for the period from March 27, 1998 to March 26, 1999, or until the next annual meeting of shareholders;

	3.	To consider and ratify the appointment of Price
Waterhouse, LLP as independent accountants for the fiscal year ending December 31, 1998.

At such meeting, only holders of common stock of record at the close of business on February 12, 1998 will be entitled to vote.

You are encouraged to attend this meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy at your earliest convenience. YOUR PARTICIPATION, IN PERSON OR BY PROXY, IS IMPORTANT. BUSINESS MAY BE TRANSACTED ONLY IF A MAJORITY OF THE SHARES ENTITLED TO VOTE ARE PRESENT IN PERSON OR BY PROXY.

				By Order of the
Board of Directors





				Kevin M. Ryan
				Secretary
February 13, 1998





PROXY STATEMENT
SOLICITATION, REVOCATION AND VOTING OF PROXIES



The enclosed proxy is solicited by and on behalf of the Board of Directors of The Berwyn Fund, Inc. (the "Fund"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") or any adjournment thereof, to be held on March 27, 1998 at 10:00 a.m., at the executive offices of The Killen Group, Inc. (the "Adviser" or "Killen Group"), 1199 Lancaster Avenue, Berwyn, Pennsylvania. The Fund's address is 1189 Lancaster Avenue, Berwyn, Pennsylvania 19312. This proxy statement and the enclosed proxy are first being sent to shareholders of the Fund (the "Shareholders") on or about March 2, 1998. The close of business on February 12, 1998 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. On that date there were, outstanding, 4,489,055 shares of common stock. (The Fund issues only common stock.) Shareholders will be entitled to one vote on each matter for each share held.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum and the presence of a quorum is necessary for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the meeting, but will be treated as votes not cast and, therefore, will not be counted in determining whether matters to be voted upon at the meeting have been approved.

Approval of the proposed contract for Investment Advisory Services between the Fund and the Adviser (the "Advisory Agreement") requires approval by a vote of a majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act, such approval means the affirmative vote at a meeting of shareholders of the lesser of (a) more than 50% of the Fund's outstanding shares, or (b) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the Fund's outstanding shares are present in person or represented by proxy. The election of the nominees for Director and the ratification of the appointment of Price Waterhouse, LLP as independent accountants for the Fund (Proposals 1 and 3 below) will require the affirmative vote of a majority of shares present at the meeting either in person or by proxy.

All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. A shareholder who executes and returns a proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Fund written notice of its revocation, sending the Fund a proxy with a later date, or voting in person at the meeting. The cost of soliciting proxies, which is estimated at $2,500, is being paid by the Fund. In addition to solicitation by mail, Officers and employees of the fund may ask Shareholders to return proxies in personal conversations or by telephone or telecopy.

Since the Fund is bearing all proxy solicitation costs, it is requested that Shareholders, who will not attend the meeting, execute and return a proxy so as to avoid any additional solicitation expense.



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OWNERSHIP OF SHARES



Shareholders known by the Board of Directors to own more than 5% of the outstanding shares of the Fund on February 12, 1998 and the percentage of the outstanding shares owned on that date are listed below.


	Name of Shareholder	Amount of 	Percentage of
	      and Address     	Shares Owned	Outstanding Shares

	Charles Schwab & Co. (1)	886,043	20%
	101 Montgomery Street
	San Francisco, CA

National Financial Services Corp. (1)	342,320	8%
	1 World Financial Center
	200 Liberty Street
	New York, NY


(1)	Indicates owner of record; such record owner is a financial institution or registered broker dealer and holds these shares for the benefit of its customers.

To the Fund's 	knowledge, no person beneficially owned more than 5% of the
oustanding shares of the Fund on February 12, 1998.



PROPOSAL 1.  NOMINEES FOR ELECTION AS DIRECTORS

Five Directors are to be elected to serve on the Board of Directors of the Fund (the "Board) until the next Annual Meeting and until their successors are elected. The Board's nominees are named in the following table, which also sets forth information about each of them concerning age, principal occupation, business experience for at least the past five years, and ownership of Fund shares. Robert E. Killen, Anthony N. Carrelli, Denis P. Conlon, Kevin M. Ryan and William H. Vonier are currently members of the Fund's Board of Directors and all are nominees for election.









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			Number of Shares
	Principal Occupation		Beneficially
	and Other Business		Owned & Percent
	Experience During the		of Class as of
   Name (Age)	Past Five Years		February 12, 1998

*Robert E. Killen	Director and shareholder, Berwyn Financial Services	 	205,110
(56)	Corp. ("BFS"), a financial services company
(registered 		(1)
	as a broker-dealer with the U.S. Securities and
Exchange	(4.5%)
	Commission (the "SEC") since December 1993 and a
	member of the National Association of Securities
Dealers,
	Inc. (the "NASD" since July 1994) since October
1991.
	President and Director of The Berwyn Fund, Inc.,
since
	February 1983.  President and Director of Berwyn
Income
	Fund, Inc., since December 1986.  Director of
Westmoreland
	Coal Co. (a mining company) since July 1996.
Chairman,
 	CEO and sole shareholder of Killen Group, (an
investment
	advisory firm and the investment adviser to the
Fund)
	since April 1996.  President, Treasurer, Director
and sole
	shareholder of Killen Group, from September 1982 to
	March 1996.

Denis P. Conlon 	Director of The Berwyn Fund, Inc. and Berwyn Income		2,067
(49)	Fund, Inc., since June 1992.  President and CEO of
CRC	+
	Industries, Inc., (a worldwide manufacturer of
chemical
	specialties for industrial and automatic markets)
since
	September 1996.  Vice President, Corporate Develop-
	ment, Berwind Corporation (diversified manufacturing
	and financial company) from 1990 to September 1996.

*Anthony N. Carrelli	Director of Berwyn Income Fund, Inc. since December		8,395
(49)	1986.  Director of The Berwyn Fund, Inc., since
January		(2)
	1995.  Vice President of Killen Group (an investment		+
	firm and the investment adviser to the Fund) since
	August 1986.

*Kevin M. Ryan 	President, Treasurer, Director and Shareholder of
BFS,		19,651
(50)	a financial services company (registered as a
broker-		(3)
	dealer with the SEC December 1993 and a member of 	+
	the NASD since July 1994) since October 1991.
	Registered Principal with Securities America, Inc.
(a
	broker-dealer) from March 1993 to August 1994.
	Secretary, Treasurer and Director of The Berwyn
Fund,
	Inc., since February 1983. Secretary and Treasurer of

		Number of Shares
	Principal Occupation	Beneficially
	and Other Business	Owned & Percent
	Experience During the	of Class as of
   Name (Age)	Past Five Years	February 12, 1998

	Berwyn Income Fund, Inc., since 1986.  Director of
	Berwyn Income Fund, Inc., from December 1986 to
	January 1995.  Legal Counsel to Killen Group,
(an
	investment advisory firm and the investment adviser to the Fund) since September 1985.

William H. Vonier	Director of The Berwyn Fund, Inc. and Berwyn Income	11,692
(69)	Fund, Inc., since June 1992.  Independent Consultant	+
	in Sales and Marketing since 1989.


All Directors and Officers of the Fund as a group owned 246,915 shares of the Fund, which constitutes 5.5% of its outstanding shares as of February 12, 1998.


Notes:
(1)	The shares listed for Robert E. Killen include shares owned by The
Killen Group, Inc. and by his wife.
(2)	Shares listed for Anthony N. Carrelli include shares beneficially owned by members of his immediate family.
(3)	Shares listed for Kevin M. Ryan include shares owned by his wife and by a partnership of which he is a General Partner.
*	Robert E. Killen, Anthony N. Carrelli and Kevin M. Ryan are
interested persons of the Fund, as defined in the 1940 Act (the "Interested Directors"). Robert E. Killen is an Officer, Director
and sole shareholder in Killen Group, the Investment Adviser to the Fund.  He is also a Director and owner of 1/3 of the
outstanding shares of BFS, a broker-dealer.  Anthony N. Carrelli is a Vice President of The Killen Group, Inc.  Kevin M. Ryan is
legal counsel to Killen Group and he is an Officer, Director and the owner of 1/3 of the outstanding shares of BFS, a broker-
dealer. In addition, Robert E. Killen and Kevin M. Ryan are brothers-in-law. BFS serves as the selling agent for the Fund in certain jurisdictions.
  +	Indicates ownership of less than 1% of the outstanding shares of the Fund.


The Board of Directors sets broad policies for the Fund and elects the Officers. The Officers are Robert E. Killen, President, and Kevin M. Ryan, Secretary-Treasurer. The Officers of the Fund manage its daily operations and are directly responsible to the Directors.

The Board held four meetings in the Fund's fiscal year ended December 31, 1997 (the "1997 fiscal year") and all Directors were present at each meeting. The Board has an Audit Committee composed of Messrs. Conlon and Vonier each of whom is not an "interested person" of the Fund, as that term is defined in the 1940 Act (the "Independent Directors"). The Audit Committee recommends the selection of independent public accountants for the Fund, reviews the scope of the audit and evaluates the independent accountants' work and opinions and reports its findings to the Board. The Audit Committee did not meet in 1997. In past years, the Audit Committee met with the Fund's independent accountants at the start of the audit. In 1997, the Audit Committee decided to meet with the independent accountants at the conclusion of the audit. The Audit Committee will meet with the Fund's independent accountants in 1998 at the conclusion of the 1997 audit.

The Independent Directors are paid a fee of $400 for each Board or Committee meeting attended and are reimbursed for any travel expenses. If a Board and Committee meeting are held on the same date, the Independent Directors receive only one fee. In the 1997 fiscal year, Messrs. Conlon and Vonier were paid Directors' fees of $1,600 and $1,600, respectively from the Fund. Messrs. Conlon and Vonier also serve as Independent Directors of Berwyn Income Fund, Inc. (another registered investment company managed by the Adviser and together with the Fund, the "Funds"). In the fiscal year ended December 31, 1997 of The Berwyn Income Fund, Inc., Messrs. Conlon and Vonier received $1,600 and $1,600, respectively, in Directors' fees from Berwyn Income Fund, Inc. The total payment from both Funds to Messrs. Conlon and Vonier was $3,200 and $3,200, respectively for the 1997 fiscal year. Officers of the Fund are not paid compensation by the Fund for their work as Officers and no fees are paid to Interested Directors for the performance of their duties.



PROPOSAL 2.  INVESTMENT ADVISORY AGREEMENT


Investment Adviser

Killen Group currently serves as the investment adviser to the Fund. The Adviser is a Pennsylvania corporation formed in September 1982 and its offices are located at 1199 Lancaster Avenue, Berwyn, Pennsylvania 19312.

The Officers and Directors of the Adviser are Robert E. Killen, Chairman, CEO and Treasurer, William A. Siegenthaler, Chief Operating Officer and Director, Edward A. Killen II, Executive Vice President, Secretary and Director, and Anthony N. Carrelli, Vice President, and Tara J. Killen, Director. The address of each officer is 1199 Lancaster Ave., Berwyn, Pennsylvania 19312.

Robert E. Killen has worked as an investment adviser since 1969. In that year, he co-founded the partnership of Compu Val Management Associates (an investment advisory firm) and was a partner until February 1983 when he was replaced by the Adviser as a general partner.

In December, 1983, the partnership of Compu Val Management Associates was dissolved.

William A. Siegenthaler has been the Chief Operating Officer of the Adviser since April 1996. Prior to that he was manager of the Capital Markets Department of Electronic Data Systems Corporation, Wayne, Pennsylvania from March 1995 to March 1996.

Tara J. Killen has been employed as a writer by First News Corp., Boca Raton, Florida since September 1997. From June 1994 to June
1997, she was employed by the Adviser as an assistant portfolio manager and supervisor for mutual fund communications.

Edward A. Killen II was Portfolio Manager for Compu Val Management Associates from 1976 until September 1983. At that time he assumed his present position with the Adviser.

Robert E. Killen is Chairman of the Board and President of the Fund and currently a nominee for election as a Director. Anthony N. Carrelli, a Vice President of the Adviser and Kevin M. Ryan, Legal Counsel to the Adviser, are currently members of the Board and nominees for election as Directors at the Annual Meeting.

Advisory Agreement

The Adviser serves as investment adviser to the Fund pursuant to a written Advisory Agreement, May 14, 1993. Under the terms of the Advisory Agreement, the Adviser provides the Fund with advice and recommendations with respect to investments, investment policies, the purchase and sale of securities and other investments, and the management of the Fund's resources.

In addition to providing investment services to the Fund, the Adviser provides and furnishes office space for the Fund and provides personnel to administer the Fund's operations. The Adviser also pays all expenses associated with the sales promotion of the Fund.

As compensation for investment services, under the Advisory Agreement, the Fund has agreed to pay the Adviser monthly compensation at the annual rate of 1% of the average daily net assets of the Fund. This fee is higher than that of most mutual funds. In the 1997 fiscal year, the Adviser received advisory fees from the Fund totaling $947,901. The Advisory Agreement provides that the Adviser's fee will be reduced in any fiscal year by any amount necessary to prevent the Fund's expenses and liabilities (excluding taxes, interest, brokerage commissions and extraordinary expenses, determined by the Fund or Adviser, but inclusive of the Adviser's fee) from exceeding 2% of the average daily net assets of the Fund (1-1/2% when net assets of the Fund are over $100 million). This expense limitation did not affect the Adviser's fee in 1997.

The Advisory Agreement is terminable at any time without penalty on 60 days written notice by the Board of Directors and will terminate automatically in the event it is assigned. The Advisory Agreement is also terminable at any time without penalty by a vote of a majority of the outstanding shares on 60 days written notice. The Adviser may terminate the Agreement by written notice to the Fund at least 60 days prior to the date of the annual shareholder meeting of any year thereafter. The Advisory Agreement provides that, unless sooner terminated, it will continue in effect from year to year provided that such continuance is specifically approved at least annually by a vote of a majority of the outstanding shares of the Fund as defined in the 1940 Act. Continuance of the Advisory Agreement also must be approved by the Independent Directors of the Fund annually. The Board of Directors of the Fund, including the Independent Directors, unanimously approved continuance of the Advisory Agreement at a meeting held on January 20, 1998.

In making its recommendation to continue the Advisory Agreement, the Board considered a number of factors. These factors were the performance of the Fund in 1997 and for the last ten years, the nature and quality of the services provided by the Adviser and the Adviser's fee and the expenses of the Fund in comparison to other mutual funds with a similar investment objective. The Board was also aware that the Adviser placed portfolio transactions through brokers affiliated with the Adviser and the Fund and that the Adviser allocated portfolio transactions to brokers that sold shares of the Fund and that provided research to the Adviser.

Prior to the Board meeting held on January 20, 1998, the members of the Board were provided with a memorandum prepared by the Adviser that detailed the experience of the Fund's portfolio manager, the services provided by the Adviser and the number of employees engaged in providing those services. Also provided in the memorandum was the annual performance of the Fund for the last ten years as well as the annual average total return for 1, 5 and 10 years. The annual performance was compared to the performance of a relevant index. The memorandum listed the total amount of fees paid to the Adviser for the 1997, the ratio of expenses to average net assets for the year and the rate at which the Fund pays the Adviser.

In addition to the Adviser's memorandum, the members of the Board were provided with information which compared the various expenses and fees of funds with similar investment objectives to the Fund's expenses and fees.

After a discussion regarding the Advisory Agreement, the Board unanimously determined that it was in the best interest of the Fund's shareholders to continue the Advisory Agreement. The Board determined that the performance of the Fund in 1997 was satisfactory and that the performance of the Fund and the level and quality of services provided by the Adviser over the last ten years had been satisfactory. The Board also determined that the fee charged by the Adviser was fair and reasonable considering the nature and quality of the services provided to the Fund and the other factors described above.

The terms of the Advisory Agreement require that the renewal of the agreement be submitted to the shareholders of the Fund at the Annual Meeting for their approval. The Advisory Agreement was last submitted for shareholder approval at the Annual Meeting of Shareholders held on March 27, 1997. At that time, the Advisory Agreement was approved. No changes have been made in the Advisory Agreement since March 27, 1997.

A copy of the Advisory Agreement is attached as Appendix A.

The Board recommends approval by Shareholders of the Advisory
Agreement.

Affiliated Brokers

The Fund places a portion of its portfolio transactions through brokers affiliated with the Adviser and the Fund. In the 1997 fiscal year, the affiliated broker used by the Fund was BFS. BFS is affiliated with the Adviser and Fund by reason of the fact that Officers and Directors of the Fund and the Adviser are Officers, Directors and shareholders of BFS. In addition, BFS serves as the selling agent for the Fund in various jurisdictions pursuant to written agreement.

In the fiscal year ended 1997, the Fund paid a total of $115,779 in commissions to BFS. This amount represents 50% of the total commissions paid by the Fund during 1997.


PROPOSAL 3.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS


The Board is requesting ratification of the selection of Price
Waterhouse, LLP as independent accountants of the Fund for the fiscal year ending December 31, 1998. Price Waterhouse, LLP has served as independent accountants for the Fund since it began operation.

No representative of Price Waterhouse, LLP is expected to be present or make a statement at the Annual Meeting.

The Board recommends the ratification by Shareholders of such selection of Price Waterhouse, LLP as independent accountants for the Fund.

Shareholder Proposals

The next Annual Meeting of Shareholders will be held on March 26, 1999. Proposals of Shareholders intended to be presented at the 1999 Annual Meeting of shareholders must be received by the Fund by November 1, 1998 for inclusion in the Fund's Proxy Statement and Proxy relating to that Meeting. Upon receipt of any such proposal, the Fund will determine whether or not to include such proposal in the Proxy Statement and Proxy, in accordance with regulations governing the solicitation of proxies.

	By Order of
the Board of Directors





	Kevin M. Ryan
	Secretary

February 13, 1998

APPENDIX A


CONTRACT FOR
INVESTMENT ADVISORY SERVICES



Agreement made on May 14, 1993 between The Berwyn Fund, Inc., a Pennsylvania corporation, having its principal place of business at 1189 Lancaster Avenue, Berwyn, Pennsylvania, herein referred to as the Fund, and The Killen Group, Inc., a Pennsylvania corporation, having its principal place of business at 1189 Lancaster Avenue, Berwyn, Pennsylvania, herein referred to as the Adviser.

l.	The Fund shall register with the Securities and Exchange
Commission as a non-diversified, open-end management investment company under the provisions of the Investment Company Act of 1940 and shall qualify to engage in business under said act and other applicable federal and state statutes.

2.	The Adviser is registered under the Investment Advisers Act and is engaged in the business of acting as an Investment Adviser and rendering research and Advisory services.

3.	The Fund desires to retain the Adviser to render such services to the Fund in the manner and on the terms and conditions hereinafter set forth.

4.	Nothing contained herein shall be deemed to require the Fund to take any action contrary to its certificate of incorporation or any applicable statute or regulation, or to relieve or deprive the Board of Directors of the Fund of its responsibility for, and control of, the conduct of the affairs of the Fund.

For the reasons recited above, and in consideration of the mutual promises contained herein, the Fund and Adviser agree as follows:



SECTION ONE

INVESTMENT ADVICE AND OTHER SERVICES


	a.	Adviser shall to the extent reasonably required in the
conduct of the business of the Fund, place at the disposal of the Fund, its judgment and experience and furnish to the Fund advice and recommendations with respect to investments, investment policies, the purchase and sale of securities, and the management of its resources. Adviser shall also, from time to time, furnish to or place at the disposal of the Fund such reports and information relating to industries, businesses, corporations or securities as may be reasonably required by the Fund or as Adviser may deem to be helpful to the Fund in the administration of its investments.

	b.	Adviser agrees to use its best efforts in the furnishing
of such advice and recom-mendations and in the preparation of such reports and information, and for this purpose Adviser shall at all times maintain a staff of Officers and other trained personnel for the performance of its obligations under this agreement. Adviser, may at its expense, employ other persons to furnish to Adviser statistical and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments and such other information, and advice and assistance as Adviser may desire.

	c.	The Fund will from time to time furnish to Adviser
detailed statements of the investments and resources of the Fund and information as to its investment problems, and will make available to Adviser such financial reports, proxy statements, and legal and other information relating to its investments as may be in possession of the Fund or available to it.



SECTION TWO

COMPENSATION TO INVESTMENT ADVISER


	a.	The Fund agrees to pay to Adviser and Adviser agrees to
accept, as full compensation for all services rendered and as full reimbursement for all expenses assumed by Adviser hereunder, an annual fee equal to l.0% of the average daily net assets of the Fund. The fee will be paid monthly.

	b.	Adviser agrees that neither it nor any of its Officers or
Directors shall take any long or short position in the capital stock of the Fund; but this prohibition shall not prevent the purchase by or for Adviser or any of its Officers or Directors of shares of the capital stock of the Fund at the price at which such shares are available to the public at the moment of purchase provided that (1) such purchase be made for investment purposes only and (2) if any shares of stock so purchased are resold within two months after the date of purchase, such fact will be immediately reported to the Fund.



SECTION THREE

PAYMENT OF EXPENSES


The Adviser shall provide and furnish office space to the Fund and provide personnel to administer the Fund's operations. The Adviser shall pay all expenses associated with the sales promotion of the Fund. The Fund will pay all other expenses incurred in the operation of the Fund.

The Adviser hereby agrees to reduce its fee in any fiscal year by any amount necessary to prevent Fund expenses and liabilities (excluding taxes, interest, brokerage commissions and extraordinary expenses, determined by the Fund or Adviser, but inclusive of the Adviser's fee) from exceeding 2%


of the net assets of the Fund. When the net assets of the Fund exceed $100 million, the Adviser agrees to reduce its fee in any fiscal year by any amount necessary to prevent Fund expenses and liabilities (excluding taxes, interest, brokerage commissions and extraordinary expenses, determined by the Fund or Adviser, but inclusive of the Adviser's fee) from exceeding 1-1/2% of the net assets of the Fund.


SECTION FOUR

DURATION; TERMINATION


	a.	The term of this agreement shall begin on May 14, l993,
and this agreement shall continue from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof, if (1) such continuation shall be specifically approved at least annually by vote of a majority of the outstanding voting securities of the Fund; and (2) Adviser shall not have notified the Fund, in writing, at least sixty days prior to the date of the Annual Shareholders Meeting of any year, that it does not desire such continuation.

	b.	This agreement may be terminated by the Fund on 60 days
notice in writing to Adviser, without the payment of any penalty, provided such termination be authorized by resolution of the Board of Directors of the Fund or by vote of a majority of its outstanding voting securities.



SECTION FIVE

AMENDMENT OF AGREEMENT


This agreement may not be amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Fund; and this agreement shall automatically and immediately terminate in the event of its assignment by Adviser.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

THE BERWYN FUND, INC.	THE
KILLEN GROUP, INC.



by:           Kevin M. Ryan                      	by:
Robert E. Killen
            Secretary-Treasurer
President